                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES
                                       OF
                               REDWOOD TRUST, INC.



                                                       State of Incorporation
                Subsidiaries                               or Organization
                ------------                           ----------------------
      Sequoia Mortgage Funding Corporation                     Delaware
      Sequoia Mortgage Trust 1                                 Delaware
      Sequoia Mortgage Trust 2                                 Delaware
      Sequoia Mortgage Trust 5                                 Delaware
      RWT Holdings, Inc.                                       Delaware
      Redwood Commercial Funding, Inc.                         Delaware